EXHIBIT 10.34

SECURITY AGREEMENT

          SECURITY AGREEMENT, dated as of January 31, 2002 made by and between Nuvim, Inc. a Delaware corporation (the “Debtor”) and Spencer Trask Specialty Group LLC, a Delaware limited liability company (the “Secured Party”).

WITNESSETH:

          WHEREAS, the Company and STSG have entered into a certain 8% Convertible Secured Promissory Note of even date herewith (hereinafter the “Note”), pursuant to which Company has agreed to pay the principal sum of $1,000,000 together with interest at the annual rate of 8% to STSG six (6) months from the date of the Note, upon and subject to the terms and conditions of the Note; and

          WHEREAS, in order to induce STSG to execute and deliver the Note, the Company has agreed to grant a lien on and security interest in the Collateral (as defined herein) of the Company for the due payment and performance of all indebtedness, liabilities and obligations under the Note; and

          WHEREAS, except as to those terms otherwise defined in this Agreement, all capitalized terms used herein shall have the respective meanings ascribed to them in the Note.

          Now, THEREFORE, in consideration of the premises and in order to induce the Secured Party to provide the financing pursuant to the Note and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Debtor hereby agrees as follows:

          SECTION 1. Grant of Security. The Debtor hereby assigns and pledges to the Secured Party, and hereby grants to the Secured Party a security interest in, all of the Debtor’s right, title and interest in and to the following, whether now owned or hereafter acquired (the “Collateral”):

                    (a)          all equipment in all of its forms, wherever located, now or hereafter existing, all fixtures and all parts thereof and all accessions thereto owned by the Company as of even date herewith (any and all such equipment, fixtures, parts and accessions being the “Equipment”);

                    (b)          all inventory in all of its forms, wherever located, now or hereafter existing (including, but not limited to, (i) all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (ii) goods in which the Debtor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Debtor has an interest or right as consignee), and (iii) goods which are returned to or repossessed by the Debtor), and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being the “Inventory”);

                    (c)          all accounts, contract rights, chattel paper, instruments, deposit accounts, copyrights, general intangibles and other obligations of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles or obligations (any and all such accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles and obligations being the “Receivables”, and any and all such leases, security agreements and other contracts being the “Related Contracts”), other than those Receivables and Related Contracts that, with the Secured Party’s consent, are sold or otherwise subject to factoring or similar agreements by any Debtor. To the extent that the Secured Party consents to any such factoring or similar agreement, it will promptly execute and deliver all instruments and documents, and will take all further action, that may be reasonably necessary or desirable in order to release the Secured Party’s security interest, if any, in such Collateral; and

                    (d)          all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described in clauses (a)-(c) of this Section 1) and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Secured Party is the loss payee thereof), or any indemnity, warranty or Guarantee, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash.

          SECTION 2. Security for Obligations. (a) This Agreement secures the payment of all obligations of the Debtor now or hereafter existing under the Note, whether for principal, interest, fees, expenses or otherwise, and all obligations of the Debtor now or hereafter existing under this Agreement (all such obligations of the Debtor being the “Obligations”). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Debtor to the Secured Party under the Note but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Debtor.

                    (b) In the event of a change in the business of the Debtor or in the condition, circumstances or status of the Collateral, which, in the Secured Party’s judgment shall impair the aggregate value of the Collateral or the Secured Party’s security or in the event that the Secured Party shall otherwise reasonably determine that the liquidation value of the Collateral is insufficient to satisfy the Obligations or that it is otherwise under-collateralized, the Debtor shall furnish additional security, if available, within fifteen (15) days of a written request for such additional security by the Secured Party.

          SECTION 3. Debtor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder shall not release any  Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) the Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          SECTION 4. Representations and Warranties. The Debtor represents and warrants as follows:

          (a)          The Debtor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Debtor has the lawful power to own its properties and to engage in the businesses it conducts, and is not required to qualify as a foreign corporation in any jurisdiction.

          (b)          The Debtor has its principal place of business, chief executive office and office where it keeps its records, leases and other documents and instruments at the address for the Debtor set forth in Section 17 hereof.

          (c)          The Debtor has the power and authority to enter into and perform this Agreement and to incur the obligations herein provided for, and has taken all actions necessary to authorize the execution, delivery and performance of this Agreement.

          (d)          This Agreement is the legal, valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and to principles of equity affecting the enforcement of contractual obligations generally.

          (e)          The making and performance of this Agreement will not (immediately or with the passage of time, the giving of notice, or both) (1) violate the certificate of incorporation or by-laws of the Debtor or violate any laws or result in a default under any contract, agreement, or instrument to which the Debtor is a party or by which the Debtor or its property is bound, or (2) result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of the Debtor except in favor of the Secured Party.

          (f)          All of the Equipment and Inventory are located at the places specified in the Schedule 4(f) hereto. The chief place of business and chief executive office of the Debtor and the office where the Debtor keeps its records concerning the Receivables, and the originals of all chattel paper that evidence Receivables, are located at the address for Debtor set forth in Section 17 hereof. The originals of all chattel paper that evidence Receivables have been delivered to the Secured Party. None of the Receivables are evidenced by a promissory note or other instrument.

          (g)          The Debtor is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement and security interests described on Schedule 4(g)-1. No effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Party relating to this Agreement or as may have been filed in connection with the liens described on Schedule 4(g)-1. The Debtor has the trade name as set forth on Schedule 4(g)-2 hereto.

          (h)          The Debtor has exclusive possession and control of the Equipment and Inventory.

          (i)          This Agreement is effective to create a valid and continuing first priority security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

          (j)          No consent of any other person or entity and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the grant by the Debtor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Debtor, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by the Secured Party of its rights and remedies hereunder.

          (k)          There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

          (l)          The Debtor has, independently and without reliance upon the Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

          SECTION 5. Further Assurances. (a) The Debtor agrees that from time to time, at the expense of the Debtor, the Debtor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Debtor will: (i) mark conspicuously each document included in the Inventory and each chattel paper included in the Receivables and each Related Contract and, at the request of the Secured Party, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Secured Party, indicating that such document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby; (ii) if any Receivable shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Secured Party hereunder such note or instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Secured Party; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Secured Party may request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

          (b)          The Debtor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of any of the Debtor where permitted by law, naming the Debtor as debtor and the Secured Party as such. At the Secured Party’s request, the applicable Debtor will join with the Secured Party in executing any such Financing Statements, amendments, or continuations. In order to perfect, maintain or protect its security interest, the Secured Party may give notice of its security interest in Collateral and may deliver a copy of this Agreement to any person. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

          (c)          The Debtor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

          SECTION 6. As to Equipment and Inventory. (a) The Debtor shall keep the Equipment and Inventory (other than Inventory sold in the ordinary course of business) maintained by it at the places therefor specified in Section 4(f) or, upon 30 days’ prior written notice to the Secured Party, at such other places in jurisdictions where all action required by Section 5 shall have been taken with respect to the Equipment and Inventory.

          (b)          The Debtor shall cause the Equipment maintained by it to be maintained and preserved in substantially the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer’s manual, and shall forthwith, or in the case of any loss or damage to any of the Equipment as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end. The Debtor shall promptly furnish to the Secured Party a statement respecting any loss or damage to any of the Equipment maintained by it.

          (c)          The Debtor shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory maintained by it. In producing the Inventory, the Debtor shall comply with all applicable requirements of the Fair Labor Standards Act.

          SECTION 7. Insurance.(a) The Debtor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory maintained by it in such amounts, against such risks, in such form and with such insurers, as customary in the industry. Each policy for liability insurance shall provide for all losses to be paid on behalf of the Secured Party and the applicable Debtor as their respective interests may appear and each policy for property damage insurance shall provide for all losses (except for losses of less than $5,000 per occurrence) to be paid directly to the Secured Party. Each such policy shall in addition (i) name the respective Debtor and the Secured Party as insured parties thereunder (without any representation or warranty by or obligation upon the Secured Party) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Secured Party notwithstanding any action, inaction or breach of representation or warranty by the respective Debtor, (iii) provide that there shall be no recourse against the Secured Party for payment of premiums or other amounts with respect thereto and (iv) provide that at least ten days’ prior written notice of cancellation or of lapse shall be given to the Secured Party by the insurer. The Debtor shall, if so requested by the Secured Party, deliver to the Secured Party original or duplicate policies of such insurance and, as often as the Secured Party may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, the Debtor shall, at the request of the Secured Party, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 5 and cause the insurers to acknowledge notice of such assignment.

          (b)          Reimbursement under any liability insurance maintained by a Debtor pursuant to this Section 7 may be paid directly to the person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 7 is not applicable, the Debtor maintaining such Equipment or Inventory shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by the Debtor pursuant to this Section 7 shall be paid to the Debtor as reimbursement for the costs of such repairs or replacements.

          (c)          Upon (i) the occurrence and during the continuance of any Event of Default (as defined in the Note), or (ii) the actual or constructive total loss (in excess of $5,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by the Secured Party as specified in Section 13(b).

          SECTION 8. As to Receivables. (a) The Debtor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Receivables, and the originals of all chattel paper that evidence Receivables, at the location therefor specified in Section 4(f) or, upon 30 days’ prior written notice to the Secured Party, at any other locations in a jurisdiction where all action required by Section 5 shall have been taken with respect to the Receivables. The Debtor will hold and preserve such records and chattel paper and will permit representatives of the Secured Party at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

          (b) Except as otherwise provided in this subsection (b), the Debtor shall continue to collect, at its own expense, all amounts due or to become due the Debtor under the Receivables. In connection with such collections, the Debtor may take (and, at the Secured Party’s direction, shall take) such action as the Debtor or the Secured Party may deem necessary or advisable to enforce collection of the Receivables; provided, however, that the Secured Party shall have the right at any time in the event that the Secured Party in good faith believes that the prospect of payment of the Obligations in the normal course, or the performance of collection of the Receivables due a Debtor, is impaired and upon written notice to the respective Debtor of its intention to do so, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Debtor thereunder directly to the Secured Party and, upon such notification and at the expense of the Debtor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Debtor might have done. After receipt by a Debtor of the notice from the Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by the Debtor in respect of the Receivables shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of the Debtor and shall be forthwith paid over to the Secured Party in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (A) released to the Debtor so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided by Section 13(b), and (ii) the Debtor shall not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

          SECTION 9. Transfers and Other Liens. No Debtor shall (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except in the ordinary course of business and which will not otherwise materially impact the value of the Collateral, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement and as otherwise permitted in the Transaction Documents (as defined in Section 14).

          SECTION 10. Secured Party Appointed Attorney-in-Fact. If any Event of Default has occurred and is continuing, the Debtor hereby irrevocably appoints the Secured Party the Debtor’s attorney-in-fact, with full authority in the place and stead of the Debtor and in the name of the Debtor, and the Secured Party may take any action and execute any instrument, including without limitation, UCC-1’s, which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Debtor under Section 8), including, without limitation:

(a) to obtain and adjust insurance required to be paid to the Secured Party pursuant to Section 7,

(b) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral,
(c) to receive, endorse, aid collect any drafts or other instruments, documents and chattel paper, in connection therewith, and
(d) to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral.

          SECTION 11. Secured Party May Perform. If the Debtor fails to perform any agreement contained herein and such failure remains uncured ten (10) days after the Secured Party gives notice of such failure to the Debtor, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Debtor under Section 14(b).

          SECTION 12. The Secured Party’s Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property.

          SECTION 13. Remedies. If any Event of Default shall have occurred and be continuing:

          (a)          The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York or any other applicable jurisdiction at that time (the “Code”), and also may (i) require any Debtor to, and the Debtor hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or else where, for cash, on credit or for future delivery, and upon such other terms as are commercially reasonable. The Debtor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b)          Any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Secured Party pursuant to Section 14) in whole or in part by the Secured Party against, all or any part of the Obligations in such order as the Secured Party shall elect. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full of all the Obligations shall be paid over to the Debtor or to whomsoever may be lawfully entitled to receive such surplus.

          SECTION 14. Indemnity and Expenses. (a) The Debtor agrees to indemnify the Secured Party from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) growing out of or resulting from this Agreement and the Note (collectively, the “Transaction Documents”) (including, without limitation, enforcement of any of the Transaction Documents), except claims, losses or liabilities resulting from the Secured Party’s gross negligence or willful misconduct.

          (b) The Debtor will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iv) the failure by the Debtor to perform or observe any of the provisions hereof.

          SECTION 15. Security Interest Absolute. The obligations of the Debtor under this Agreement are independent of the Obligations, and a separate action or actions may be brought and prosecuted against any Debtor to enforce this Agreement, irrespective of whether any action is brought against the Debtor or any other Debtor or whether the Debtor or any other Debtor is joined in any such action or actions. All rights of the Secured Party and security interests hereunder, and all obligations of the Debtor hereunder, shall be absolute and unconditional, irrespective of:

(i) any lack of validity or enforceability of the Note or any other Transaction Document or any other agreement or instrument relating thereto;

          (ii)          any change in the time, manner, or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note, including, without limitation, any increase in the Obligations resulting from the additional a series of loans to the Debtor or any of its subsidiaries or otherwise;

          (iii)          any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any Note, for all or any of the Obligations;

          (iv)          any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Debtor or any of its subsidiaries;

(v) any change, restructuring or termination of the corporate structure or existence of the Debtor or any of its subsidiaries; or

(vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Debtor or a third party Debtor of a security interest.

          SECTION 16. Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Debtor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party and Debtor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 17. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to it,

If to any Debtor, to:	Nuvim, Inc.
12 Route 17 North, Suite 210
Paramus, NJ 07622
Attn: Richard P. Kundrat
Chairman and Chief Executive Officer Fax: (201) 556-1012

Copy to:	Nuvim, Inc.
12 Route 17 North, Suite 210 Paramus, NJ 07622
Attn: Lawrence Hicks, Esq.. Fax: (201) 556-1012

If to the Secured Party, to:	Spencer Trask Specialty Group LLC
535 Madison Avenue
New York, New York 10022
Attention: Kevin B. Kimberlin
Telecopier No.: (212) 751-3483

Copy to:	Littman Krooks & Roth PC
655 Third Avenue, 20Th Floor New York, New York 10022 Attn: Mitchell C. Littman, Esq. Fax: 212-490-2990

or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

          SECTION 18. Continuing Security Interest; Assignment. This Agreement shall create a continuing assignment of and security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Obligations and all other amounts payable under the Note or any other Transaction Document, (ii) be binding upon the Debtor, its successors and assigns and (iii) inure to the benefit of, and be enforceable by, the Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iv), the Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Note or any other Transaction Document to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Secured Party herein or otherwise. Upon the later of the payment in full of the Obligations and all other amounts payable under the Note or any other Transaction Document, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Debtor. Upon any such termination, the Secured Party will, at the Debtors’ expense, execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence such termination.

          SECTION 19. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Note, terms used in Article 9 of the Code are used herein as therein defined.

          SECTION 20. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party hereto.

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day of February 2002.

NUVIM, INC.

By:	/s/ RICHARD P. KUNDRAT

Richard P. Kundrat

SPENCER TRASK SPECIALTY GROUP LLC

By:	/s/ KEVIN B. KIMBERLIN

Name:	Kevin B. Kimberlin
Title:	Non Member-Manager

SCHEDULE 4(F) TO SECURITY AGREEMENT

Locations of Equipment and Inventory:

[INSERT ADDRESSES]

SCHEDULE 4(g)-1 PERMITTED LIENS

1.	Liens securing endorsements of checks or drafts in the ordinary course of business;

2.

Liens securing debt incurred or assumed for the purpose of financing all or any part of the cost of any asset (including capital leases and renewals, extensions, amendments, and modifications of such debt), so long as no Event of Default then exists or arises as a result of such debt incurrence;

3.

Pledges or deposits made to secure payment of worker’s compensation, or to participate in any fund in connection with worker’s compensation, unemployment insurance, pensions, or other social security programs;

4.

Good-faith pledges or deposits made to secure performance of bids, tenders, insurance or other contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds as all such liens arise in the ordinary course of business;

5.

Encumbrances consisting of zoning restrictions, easements, other restrictions on the use of real property, or other matters of record affecting real property, none of which impair in any respect the use of such property by the entity in question in the operation of its business, and none of which is violated by existing or proposed structures or land use, except impairments or violations which, individually or collectively, could not reasonably be expected to result in any material impairment of the ability of the Debtor to perform any payment or other material obligation under the Transaction Documents;

6.	Liens of landlords or of mortgages of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased in the ordinary course of business; and

7.

The following, so long as the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provisions (if any) required by GAAP shall have been made, levy and execution thereon have been stayed and continue to be stayed or is not imminent, and they do not in the aggregate detract from the value of the property of the entity in question, or impair the use thereof in the operation of its business (if such detraction in value or impairment could reasonably be expected to result in any material impairment of the ability of the Debtor to perform any payment or other material obligation under the Transaction Documents): (i) claims and liens for taxes; (ii) claims and liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute of the merits; and (iii) claims and liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like liens.

SCHEDULE 4(g)-2 TO SECURITY AGREEMENT

[List Trade Names]